Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-1836, 33-26267, 333-1413, 333-45768, and 333-105951 on Form S-8 of our reports dated August 29, 2007 appearing in this Annual Report on Form 10-K of Flexsteel Industries, Inc. and Subsidiaries for the year ended June 30, 2007.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

August 29, 2007